Exhibit 99.1
Analyst Contact:
Nate Franke, Chief Financial Officer
(US+) 1-714-430-6500 or nate.franke@resources-us.com
Media Contact:
Michael Sitrick
(US+) 1-310-788-2850 or mike_sitrick@sitrick.com
Resources Connection Completes Acquisition of Sitrick And Company
and Brincko Associates, Forms New Corporate Advisory and
Restructuring Subsidiary
IRVINE, Calif., November 23, 2009 /PRNewswire/ — Resources Connection, Inc., (NASDAQ: RECN), today announced the completion of the acquisition of the business of Sitrick And Company, Inc., one of the nation’s leading strategic communications firms and Brincko Associates, Inc., a widely-respected corporate advisory and restructuring firm and the formation of a Corporate Advisory and Restructuring subsidiary.
The acquisitions, which include the purchase of certain assets of both Sitrick And Company and Brincko Associates, and the personal goodwill of Michael Sitrick, CEO of Sitrick and Company, were made for aggregate initial consideration of approximately $44.7 million, comprising $28.6 million in cash and approximately 822,000 shares of restricted stock, plus an earn-out based on the achievement of certain adjusted earnings before interest, income taxes, depreciation and amortization (“EBITDA”) levels over a period of four years from the date of closing. The principal acquisition agreement provides that the employees of the new subsidiary would share in up to 20 percent of the earn-out based upon the achievement of certain growth targets.
The new Resources subsidiary is called Sitrick Brincko Group, LLC. Michael Sitrick is Chairman and CEO of the new subsidiary and reports directly to Donald B. Murray, Chairman and CEO of Resources. John Brincko is President and COO of the new subsidiary.
Sitrick And Company, with headquarters in Los Angeles and offices in New York, San Francisco and Miami, specializes in corporate, financial, transactional and crisis communications. It was founded in 1989. Headquartered in Southern California, Brincko Associates is an international management consulting firm established in 1979.
For the twelve months ended December 31, 2008 and the six months ended June 30, 2009, Sitrick And Company and Brincko Associates had combined revenue of approximately $24.4 million and $14.4 million, respectively, and adjusted EBITDA of $10.5 million and $6.6 million, respectively. Adjusted EBITDA represents EBITDA adjusted for certain expenses which are not anticipated to recur post-closing.
In connection with the acquisition, at the closing, Michael Sitrick and John Brincko entered into a 54-month employment contract with the Resources subsidiary.

ABOUT RESOURCES GLOBAL PROFESSIONALS
Resources Global Professionals, the operating subsidiary of Resources Connection, Inc. (NASDAQ: RECN), is a multinational professional services firm that helps business leaders execute internal initiatives. Partnering with business leaders, Resources Global Professionals drives internal change across all parts of a global enterprise — finance and accounting, information management, internal audit, human capital, legal services and supply chain management.
Resources Global was founded in 1996 within a Big Four accounting firm. Today, it is a publicly traded company with over 2,700 professionals, from 82 practice offices, annually serving 2,100 clients around the world. Its professionals have an average of 18-years of experience in fields such as finance and accounting, human capital, information management, internal audit, legal and supply chain.
Headquartered in Irvine, California, Resources Global has served 84 of the Fortune 100 companies.
The Company is listed on the NASDAQ Global Select Market, the exchange’s highest tier by listing standards. More information about Resources Global is available at http://www.resourcesglobal.com.
Certain statements in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by words such as “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Such statements and all phases of Resources Connection’s operations are subject to known and unknown risks, uncertainties and other factors, including seasonality, overall economic conditions and other factors and uncertainties as are identified in our most recent Annual Report on Form 10-K and our other public filings made with the Securities and Exchange Commission (File No. 0-32113). Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Resources Connection’s, and its industry’s, actual results, levels of activity, performance or achievements may be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. The Company undertakes no obligation to update the forward-looking statements in this press release.
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